UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2016 (February 24, 2016)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Delta Stock Purchase Agreement

As previously disclosed in Dynegy Inc.’s (“Dynegy”) Current Report on Form 8-K filed on February 25, 2016, on February 24, 2016, Atlas Power Finance, LLC, a newly formed Delaware limited liability company (“Purchaser”), which is a wholly owned subsidiary of Atlas Power, LLC (the “JV”), a newly formed Delaware limited liability company that is approximately 65% indirectly owned by Dynegy and approximately 35% owned by affiliated investment funds of Energy Capital Partners III, LLC, entered into a Stock Purchase Agreement (the “Delta Stock Purchase Agreement”) with GDF SUEZ Energy North America, Inc., a Delaware corporation (“Target”) and International Power, S.A., a “societe anonyme” under the laws of Belgium (“Seller”). Pursuant to, and subject to the terms and conditions of, the Delta Stock Purchase Agreement, Purchaser will purchase from Seller all of the issued and outstanding shares of common stock of Target for a base purchase price of $3.3 billion in cash, subject to certain adjustments (the “Delta Transaction”). The closing of the Delta Transaction is expected to occur in the fourth quarter of 2016.

The Delta Stock Purchase Agreement includes customary representations, warranties and covenants by the parties. The Delta Transaction is subject to various closing conditions, including the following: (i) expiration of the applicable waiting period under the Hart-Scott-Rodino Act (the “HSR Act”); (ii) obtaining required approvals from the Federal Energy Regulatory Commission and the Public Utility Commission of Texas; (iii) no injunction or other orders preventing the consummation of the transactions contemplated under the Delta Stock Purchase Agreement; (iv) the completion of Target’s internal reorganization in all material respects in accordance with an exhibit attached to the Delta Stock Purchase Agreement; (v) the continuing accuracy of each party’s representations and warranties; and (vi) the satisfaction of other customary conditions.

Each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters, subject to certain exceptions and limitations.

The Delta Stock Purchase Agreement contains certain termination rights for both Purchaser and Seller, including if the closing does not occur within 12 months following the date of the Delta Stock Purchase Agreement.

If the Delta Stock Purchase Agreement is terminated under certain circumstances, including the failure to obtain certain regulatory approvals, Purchaser must pay Target a reverse termination fee of $132 million.

The foregoing description of the Delta Stock Purchase Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Delta Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Equity Commitment Letters

In connection with the Delta Stock Purchase Agreement, each of Dynegy and certain affiliated investment funds of Energy Capital Partners III, LLC (the “ECP Funds”) have entered into equity commitment letters with the JV and Purchaser, pursuant to which Dynegy and the ECP Funds have agreed to provide up to $1.585 billion of equity financing in the aggregate to the JV for purposes of funding Purchaser’s obligation to purchase the outstanding common stock of Target. Pursuant to Dynegy’s equity commitment letter (the “Dynegy Equity Commitment Letter”), Dynegy has agreed to provide up to $770.25 million of such equity financing, subject to the terms and conditions of the Dynegy Equity Commitment Letter.  Pursuant to the ECP Funds’ equity commitment letter (the “ECP Equity Commitment Letter”), the ECP Funds have agreed to provide up to $814.75 million of such equity financing, subject to the terms and conditions of the ECP Equity Commitment Letter and the Interim Sponsors Agreement (as described below).  The balance of funds to be paid to Seller in the transactions will come from Purchaser’s $1.85 billion in committed debt facilities.

The foregoing description of the Dynegy Equity Commitment Letter and the ECP Equity Commitment Letter, and the transactions contemplated thereby, is subject to and qualified in its entirety by reference to the full text of the Dynegy Equity Commitment Letter and the ECP Equity Commitment Letter, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and the terms of which are incorporated herein by reference.

Dynegy Guarantee

Concurrently with the execution of the Delta Stock Purchase Agreement, Dynegy entered into a limited guarantee in favor of Target (the “Dynegy Guarantee”), whereby Dynegy has agreed to guarantee 65% of Purchaser’s obligation to pay the reverse termination fee of $132 million in accordance with the terms and conditions of the Delta Stock Purchase Agreement.  In addition, concurrently with the execution of the Delta Stock Purchase Agreement, one of the ECP Funds entered into a limited guarantee in favor of Target, whereby such ECP Fund has agreed to guarantee 35% of Purchaser’s obligation to pay the reverse termination fee of $132 million in accordance with the terms and conditions of the Delta Stock Purchase Agreement.

The foregoing description of the Dynegy Guarantee and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Dynegy Guarantee, a copy of which is attached as Exhibit 10.3 hereto and the terms of which are incorporated herein by reference.

PIPE Stock Purchase Agreement

Also on February 24, 2016, Dynegy entered into a Stock Purchase Agreement (the “PIPE Stock Purchase Agreement”) with Terawatt Holdings, LP, a Delaware limited partnership affiliated with Energy Capital Partners III, LLC (“Terawatt”), pursuant to which Dynegy will, subject to the terms and conditions of the PIPE Stock Purchase Agreement, sell and issue to Terawatt 13,711,152 shares (the “PIPE Shares”) of common stock, $0.01 par value per share, of Dynegy (“Dynegy Common Stock”) for an aggregate purchase price equal to $150,000,000 in cash (the “PIPE Consideration”). Dynegy intends to use the PIPE Consideration, less related costs and expenses, to fund a portion of its equity financing commitment described above (the “PIPE Transaction”).

The PIPE Stock Purchase Agreement includes customary representations, warranties and covenants by the parties. The PIPE Transaction is subject to various closing conditions, including the following: (i) expiration of the applicable waiting period under the HSR Act; (ii) obtaining required approvals from the Federal Energy Regulatory Commission and the New York State Public Service Commission; (iv) no law preventing the consummation of the transactions contemplated under the Delta Stock Purchase Agreement; (v) the satisfaction of the closing conditions under the Delta Stock Purchase Agreement; (vi) the continuing accuracy of each party’s representations and warranties; and (vii) the satisfaction of other customary conditions.

The PIPE Stock Purchase Agreement grants Terawatt with a right of first refusal with respect to the issuance of its pro rata share of any Dynegy equity securities that would rank senior to Dynegy Common Stock until the earlier to occur of the closing of the PIPE Transaction and the termination of the PIPE Stock Purchase Agreement in accordance with its terms.

In addition, Dynegy has agreed to enter into an Investor Rights Agreement, in the form attached to the PIPE Stock Purchase Agreement (the “Investor Rights Agreement”), with Terawatt at the closing of the PIPE Transaction. Under the Investor Rights Agreement, Terawatt will be entitled to certain customary demand registration rights and piggyback registration rights under the Securities Act of 1933, as amended.

Under the Investor Rights Agreement, Terawatt will be subject to a customary standstill obligation with respect to Dynegy for a period ending on (i) the 6-month anniversary of the first date Terawatt and certain affiliates cease to hold, collectively, at least 10% of the then-outstanding shares of Dynegy Common Stock or (ii) upon Dynegy entering into or becoming subject to certain change-of-control transactions. The Investor Rights Agreement also subjects Terawatt to a customary lock-up period with respect to dispositions of the PIPE Shares (other than dispositions of shares to certain affiliates) for a period of 6 months.

The Investor Rights Agreement grants Terawatt with a right of first refusal with respect to the issuance of its pro rata share of any Dynegy equity securities that would rank senior to Dynegy Common Stock until the earlier to occur of (i) the first date that Terawatt and its affiliates cease to hold, collectively, at least 7.5% of the then-outstanding shares of Dynegy Common Stock and (ii) 3 years after the date of the Investor Rights Agreement.

Further, under the Investor Rights Agreement, upon the closing of the PIPE Transaction, Terawatt has the right to designate 1 individual to serve on Dynegy’s board of directors (the “Board”), and the Board must increase the number of natural persons that constitutes the whole Board by 1 person and fill the vacancy created by such increase with such individual.  Thereafter, until such time that (i) Terawatt and its affiliates to which it has transferred its shares in accordance with the PIPE Stock Purchase Agreement cease to hold, collectively, at least 10% of the then-outstanding shares of Dynegy Common Stock or (ii) Terawatt materially breaches its standstill obligations, Terawatt has the right to nominate 1 individual for election to the Board.

The Investor Rights Agreement further provides that, until such time that (i) Terawatt and any ECP affiliates cease to hold, collectively, at least 10% of the then-outstanding shares of Dynegy Common Stock or (ii) Dynegy consummates a change of control transaction, Terawatt shall vote, or cause to be voted, any shares of Dynegy Common Stock it holds as recommended by the Board.

The foregoing description of the PIPE Stock Purchase Agreement, including the description of the Investor Rights Agreement, is subject to and qualified in its entirety by reference to the full text of the PIPE Stock Purchase Agreement, a copy of which is attached as Exhibit 10.4 hereto and the terms of which are incorporated herein by reference.

Interim Sponsors Agreement

In connection with the execution of the Delta Stock Purchase Agreement and the PIPE Stock Purchase Agreement, Dynegy entered into an Interim Sponsors Agreement (the “Interim Sponsors Agreement”) with the JV and the ECP Funds, pursuant to which the parties thereto have agreed upon certain terms and conditions that will govern certain aspects of their relationship with respect to the Delta Transaction and the PIPE Transaction.

Under the Interim Sponsors Agreement, Dynegy will control the JV prior to the closing of the Delta Stock Purchase Agreement; however, the JV may not take any material action, including certain specified actions, without the prior written consent of the ECP Funds. In addition, the Interim Sponsors Agreement requires Dynegy and the ECP Funds to use their reasonable best efforts to obtain all consents, authorizations and approvals that are necessary to consummate the Delta Transaction or the PIPE Transaction.

In the Interim Sponsors Agreement, the JV, Dynegy and the ECP Funds have agreed that any funds to be contributed under the ECP Equity Commitment Letter in excess of $414.75 million will be in the form of a loan to the JV, substantially on the terms attached to the Interim Sponsors Agreement, from Energy Capital Partners III, LLC’s designated investment vehicles or managed funds. If such loan is not repaid within 1 year of the closing of the Delta Transaction, such loan will be convertible, at the option of the lenders, into equity interests of the JV.

In addition, the Interim Sponsors Agreement provides for alternative financing arrangements in the event the PIPE Transaction does not close concurrently with the Delta Transaction.  In those circumstances, and subject to the terms and conditions of the Interim Sponsors Agreement, the ECP Funds would be required to provide debt or equity financing to either Dynegy or the JV in the amount of the PIPE Consideration.

The Interim Sponsors Agreement requires Dynegy and the JV to enter into a liquidity facility at the closing of the Delta Transaction, pursuant to which Dynegy will provide $100 million of liquidity to the JV in the form of loans or letters of credit, as determined in Dynegy’s sole discretion.

The Interim Sponsors Agreement requires a wholly owned subsidiary of Dynegy and the ECP Funds to enter into an Amended and Restated Limited Liability Company Agreement of the JV, in the form attached to the Interim Sponsors Agreement (the “JV Agreement”), at the closing of the Delta Transaction. It is anticipated that, at the closing of the Delta Transaction, Dynegy will own 65% of the JV and the ECP Funds, collectively, will own 35%.

The JV will be governed by a board of managers (the “Board”), which shall consist of 2 managers designated by the ECP Funds, and 3 managers designated by Dynegy. Dynegy’s and the ECP Funds’ Board designation rights are subject to adjustment based upon changes in their percentage ownership of Units upon specified events. All decisions of the Board are approved by a majority vote, except for certain material actions which must be approved by 75% of the Board or unanimously, as specified.

Under the JV Agreement, each party will be entitled to (i) receive common units (the “Units”) in exchange for its initial capital contribution, (ii) pro rata rights with respect to any distributions by the JV and (iii) pro rata preemptive rights with respect to any new issuance of Units. In addition, the JV Agreement provides each party with customary drag-along rights and tag-along rights, as well as a right of first offer with respect to any purported transfer by the other party to a third party. Subject to either party exercising its drag along right, and other than transfers to affiliates, Dynegy and the ECP Funds may not transfer their Units without the consent of the other party.

The JV Agreement provides the ECP Funds with a put right, exercisable after the fourth anniversary of the closing of the Delta Transaction. If the ECP funds exercise the put right, Dynegy may (i) purchase all of the ECP Funds’ units, (ii) purchase 50% of the ECP Funds’ units or (iii) decline to purchase any of the ECP Funds’ units, in each case, for a purchase price determined in accordance with the JV Agreement. If Dynegy declines to purchase any Units, the ECP Funds may force the sale of the JV, and if Dynegy purchases only 50% of the ECP Funds’ Units, after 12 months, the ECP Funds have the right to put their remaining Units to Dynegy. If Dynegy enters into a definitive agreement with respect to a change of control transaction, the ECP Funds have the right to exercise their put right within 15 days of notice of such change of control transaction.

The JV Agreement further provides Dynegy with a call right, pursuant to which Dynegy may purchase all or 50% of the ECP Funds’ Units at any time at a purchase price determined in accordance with the JV Agreement. If Dynegy purchases only 50% of the ECP Funds’ Units, after 18 months, the ECP Funds may put their remaining Units to Dynegy.

The foregoing description of the Interim Sponsors Agreement, including the description of the JV Agreement, is subject to and qualified in its entirety by reference to the full text of the Interim Sponsors Agreement, a copy of which is attached as Exhibit 10.5 hereto and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The summary of the PIPE Stock Purchase Agreement and the transactions contemplated thereby in Item 1.01 of this Form 8-K is incorporated by reference in its entirety into this Item 3.02. Such summary is qualified in its entirety by reference to the complete text of the PIPE Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated by reference in its entirety into this Item 3.02. Dynegy intends to issue the PIPE Shares pursuant to the PIPE Stock Purchase Agreement in a private transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated February 24, 2016, by and between Atlas Power Finance, LLC, GDF SUEZ Energy North America, Inc. and International Power, S.A.*
10.1	Equity Commitment Letter, dated as of February 24, 2016, by and among Dynegy Inc., Atlas Power, LLC and Atlas Power Finance, LLC
10.2

Equity Commitment Letter, dated as of February 24, 2016, by and among Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Atlas Power, LLC and Atlas Power Finance, LLC

10.3	Limited Guarantee, dated February 24, 2016, by Dynegy Inc., for the benefit of GDF SUEZ Energy North America, Inc.
10.4	Stock Purchase Agreement, dated February 24, 2016, by and between Dynegy Inc. and Terawatt Holdings, LP
10.5

Interim Sponsors Agreement, dated February 24, 2016, by and between Atlas Power, LLC, Dynegy Inc., Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP and Energy Capital Partners III-D, LP

*

Schedules and exhibits to the Delta Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dynegy will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: March 1, 2016	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel
and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated February 24, 2016, by and between Atlas Power Finance, LLC, GDF SUEZ Energy North America, Inc. and International Power, S.A.*
10.1	Equity Commitment Letter, dated as of February 24, 2016, by and among Dynegy Inc., Atlas Power, LLC and Atlas Power Finance, LLC
10.2

Equity Commitment Letter, dated as of February 24, 2016, by and among Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Atlas Power, LLC and Atlas Power Finance, LLC

10.3	Limited Guarantee, dated February 24, 2016, by Dynegy Inc., for the benefit of GDF SUEZ Energy North America, Inc.
10.4	Stock Purchase Agreement, dated February 24, 2016, by and between Dynegy Inc. and Terawatt Holdings, LP
10.5

Interim Sponsors Agreement, dated February 24, 2016, by and between Atlas Power, LLC, Dynegy Inc., Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP and Energy Capital Partners III-D, LP

*

Schedules and exhibits to the Delta Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dynegy will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.